UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 14, 2025
Affirm Holdings, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-39888	84-2224323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 California Street
San Francisco, California	94108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 960-1518
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s)	Name of exchange on which registered
Class A common stock, $0.00001 par value	AFRM	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On February 14, 2025 (the “Effective Date”), Affirm, Inc. (“Affirm”), a wholly owned subsidiary of Affirm Holdings, Inc. (the “Company”), entered into a Global Customer Installment Program Agreement with Shopify Inc. (“Shopify”) (the “Agreement”). This agreement supersedes and replaces the Amended and Restated Customer Installment Program Agreement, dated March 18, 2024, as amended on October 10, 2024, November 12, 2024 and December 18, 2024, by and between Shopify and Affirm, which agreement terminated as of the Effective Date.

Pursuant to the Agreement, certain of Affirm’s platform services are made available to eligible Shopify merchants through the Shop Pay Installments feature (“SPI”) in territories for which Affirm and Shopify (or applicable affiliates thereof) enter into a territory program agreement (such territories, the “Territories”). Concurrently with entry into the Agreement, Affirm and Shopify entered into territory program agreements with respect to the United States and Canada. Merchants that make Affirm’s services available via SPI pay fees to Affirm as set forth in their applicable Affirm merchant agreement, generally equal to the sum of a percentage of the amount of each sale processed through SPI plus a fixed amount per each sale. In addition, with respect to each such sale processed through SPI, Affirm pays Shopify a fee.

The Agreement has an initial three-year term ending on June 8, 2028, which automatically renews for additional and successive one-year terms unless either party provides the other party with written notice of election to terminate the Agreement at least 180 days prior to the end of any such term. Either party may immediately terminate the Agreement after the first year of the initial term without cause by providing at least 180 days’ prior written notice to the other party. In addition, upon the occurrence of certain early termination events, either party may terminate the Agreement immediately upon notice to the other party.

Until the termination of the Agreement, Shopify agrees that Affirm will be its exclusive provider in the Territories of all financial products substantially similar to those offered currently by Affirm in connection with the Agreement.

The foregoing description of the Agreement with Shopify does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2025.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. All statements other than statements of historical fact are forward-looking statements, including statements regarding plans to make Affirm’s platform services available to eligible Shopify merchants through the Shop Pay Installments feature and the timing thereof, and statements regarding the future success of Affirm’s relationship with Shopify and Shopify merchants and consumers. These forward-looking statements involve known and unknown risks, uncertainties and other important considerations that may cause Affirm's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks, uncertainties and other considerations include the factors set forth in the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 28, 2024, subsequent Quarterly Reports on Form 10-Q and any other periodic reports that the Company may file with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 1.02. Termination of a material definitive agreement.

The information set forth in Item 1.01 above is incorporated by reference into this Item 1.02.

Item 7.01. Regulation FD Disclosure.

On February 20, 2025, the Company issued a press release announcing its entry into the Agreement. A copy of the press release is attached hereto as Exhibit 99.1, and the information in Exhibit 99.1 is incorporated herein by reference.

The information in this Item 7.01 and in Exhibit 99.1 attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Affirm Holdings, Inc. dated February 20, 2025.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFIRM HOLDINGS, INC.

By:	/s/ Rob O'Hare
Name: Rob O'Hare
Title: Chief Financial Officer

Date: February 20, 2025
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